Exhibit 5.1

                   [STEVENS & LEE LETTERHEAD]

                        October 5, 1994


Board of Directors
USBANCORP, Inc.
Main and Franklin Streets
Johnstown, Pennsylvania  15901

Re:  USBANCORP Western Region 401(k) Plan
     Registration Statement on Form S-8

Gentlemen:

     You have asked us to provide you with our opinion as to whether the shares of common stock (par value $2.50) of USBANCORP, Inc., a Pennsylvania corporation (the "Company"), which may be issued pursuant to the Registration Statement on Form S-8 with respect to the USBANCORP Western Region 401(k) Plan (the "Plan") filed under the Securities Act of 1933, will be validly issued, fully paid and nonassessable.

     In connection with this matter, we, as counsel to the Company, have reviewed the following documents:

     (1)  the Pennsylvania Business Corporation Law,

     (2)  the Company's Articles of Incorporation,

     (3)  the Company's Bylaws,

     (4)  the Plan,

     (5) the determination letter with respect to the Plan issued by the Internal Revenue Service on February 14, 1990, and

     (6) Resolutions adopted by the Company's Board of Directors on May 27, 1994 with respect to the Plan.

     Based upon such review of the foregoing, and subject to the qualifications, assumptions, limitations, caveats, and exceptions stated hereafter, it is our opinion that:

     (i) To the extent that the shares of the Company's common stock issued under the Registration Statement and sold pursuant to the Plan will be original issue shares or treasury shares, such shares will, when issued, be duly and validly issued under Pennsylvania law, and will be fully paid and nonassessable.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement on Form S-8 which the Company is filing in connection with the Plan. In giving this consent, however, we do not acknowledge or admit that we come within the category of persons whose consent is required under
Section 7 of the Securities Act of 1933, or the Rules and Regulations of the Securities and Exchange Commission thereunder.

                                   Very truly yours

                                   STEVENS & LEE

                                   /s/ Stevens & Lee